             As filed with the Securities and Exchange Commission
                                on May 17, 1996

                                                      Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             LIFELINE SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

         MASSACHUSETTS                                           04-2537528
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

640 MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS                        02139
        (Address of Principal Executive Offices)                  (Zip Code)

                           NON-STATUTORY STOCK OPTION
                            (Full title of the plan)

                          RONALD FEINSTEIN, PRESIDENT
                             LIFELINE SYSTEMS, INC.
                               640 MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02139
                    (Name and address of agent for service)

                                 (617) 679-1000
         (Telephone number, including area code, of agent for service)

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
               From time to time beginning upon the effectiveness
                         of this Registration Statement

================================================================================
                        CALCULATION OF REGISTRATION FEE

                              Proposed     Proposed
Title of                      maximum      maximum
securities       Amount       offering     aggregate         Amount of
to be            to be        price        offering          registration
registered       registered   per share    price             fee
- ----------       ----------   ---------    ---------         ------------

Common Stock,    102,000      $14.0625(1)  $1,434,375.00(1)  $495.00
$.02             shares
par value

____________________________________________________________________
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 13, 1996 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I of Form S-3 relating to the 102,000 restricted securities registered hereunder for resale pursuant to General Instruction C of Form S-8 is included in the Reoffer Prospectus filed together with this Registration Statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Certain Documents by Reference.
              -----------------------------------------------

          The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

          (1) Lifeline Systems, Inc.'s (the "Registrant") latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.02 par value per share (the "Common Stock"), contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.  Description of Securities.
              -------------------------

          Not applicable.

     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

          Norman B. Asher, a senior partner of the law firm of Hale and Dorr, counsel to the Company, is the Clerk of the Company.

     Item 6.  Indemnification
              ---------------

          Article 6 of the Company's Articles of Organization provides that a director of the Company shall not be personally liable to either the Company or the Company's stockholders for monetary damages resulting from a breach of fiduciary duty as a director, to the fullest extent permitted by Chapter 156B of the General Laws of Massachusetts (the "Massachusetts Business Corporation Law"). The Massachusetts Business Corporation Law prohibits the elimination or limitation of directors' liability for any of the following:

          (a) Breaches of the director's duty of loyalty to the Company or its stockholders;

          (b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (c) Acts covered by Sections 61 or 62 of the Massachusetts Business Corporation Law (which relate generally to the liability of directors for authorizing distributions to stockholders at a time when the Company is insolvent or bankrupt and the liability of directors for approving loans to officers or directors of the Company which are not repaid and which were not approved or ratified by a majority of disinterested directors or stockholders); and

          (d) Transactions from which the director derived an improper personal benefit.

          The Massachusetts Business Corporation Law authorizes Massachusetts corporations to indemnify directors and officers for actions taken in good faith and in a manner such person reasonably believed to be in the best interests of the corporation.

          Under Article 5 of the By-Laws of the Company, the Company will indemnify, to the fullest extent permitted by the Massachusetts Business Corporation Law, each person who serves or has served as an officer or director of the Company or in any capacity with respect to any employee benefit plan of the Company against all liabilities and expenses (including judgments, fines, penalties, amounts paid in settlement and reasonable attorney's fees) arising out of the defense or disposition of any threatened or actual action, suit or proceedings, whether civil or criminal, in which he may be a defendant or otherwise may be involved by reason of his service as a director or officer of the Company or as a fiduciary of any such employee benefit plan. However, the Company shall provide no indemnification if the person seeking indemnification has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company or, if applicable, the best interests of the participants in or beneficiaries of the Company's employee benefit plans.

          The indemnification provisions of the By-Laws permit the Company to indemnify directors and officers against claims resulting from suits against such persons by or in the right of the Company (hereinafter referred to as "derivative actions"), provided that such person is determined to have acted in good faith in the reasonable belief that his action was in the best interest of the Company. It is possible that a court will determine that the provision relating to the indemnification for amounts paid on account of derivative actions is against public policy and is therefore unenforceable.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The Company maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of the discharge of their duties. The Company also maintains insurance covering the Company against indemnification payments to its directors and officers for certain liabilities. However, to the extent such coverage is inadequate to cover claims against directors or officers, the Company may be required pursuant to the By-Laws to reimburse the directors or officers for the uninsured portion of such claims.
In such an event, the Company's indemnification obligations to its directors and officers could have a material negative impact on the Company's financial condition and on stockholder equity.

     Item 7.  Exemption from Registration Claimed
              -----------------------------------

          All of the shares of Common Stock of the Registrant covered by this Registration Statement are being offered for resale by an affiliate of the Registrant. These shares were issued to said affiliate by the Registrant upon the exercise of the non-statutory stock option granted to the affiliate by the Registrant in reliance on Section 4(2) of the Securities Act relating to sales by an issuer not involving a public offering. The affiliate held a position with the Registrant that would afford him access to or disclosure of the same type of information about the Registrant that a registration statement would disclose.

     Item 8.  Exhibits.
              --------

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.  Undertakings.
              ------------

          1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the
          --------  -------
     Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on the 15th day of May, 1996.


                                    LIFELINE SYSTEMS, INC.



                                    By:/s/ Ronald Feinstein
                                       --------------------
                                       Ronald Feinstein
                                       President and
                                       Chief Executive Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lifeline Systems, Inc. hereby severally constitute Ronald Feinstein, Dennis M. Hurley, Norman B. Asher and Jeffrey A. Stein, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Lifeline Systems, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                Title                           Date
     ---------                -----                           ----


/s/ Ronald Feinstein        President, Chief             )
- -----------------------     Executive Officer and        )
Ronald Feinstein            Director (Principal          )
                            Executive Officer)           )
                                                         )
                                                         )
                                                         )
/s/ Dennis M. Hurley        Vice President, Finance      )
- -----------------------     and Chief Financial          )
Dennis M. Hurley            Officer (Principal           )
                            Financial and Accounting     )
                            Officer)                     )
                                                         )
                                                         )
                                                         )
/s/ Everett N. Baldwin      Director                     )
- -----------------------                                  )
Everett N. Baldwin                                       )
                                                         )
                                                         )
/s/ Carolyn C. Roberts      Director                     )
- -----------------------                                  )
Carolyn C. Roberts                                       )
                                                         )
                                                         )
                                                         )
/s/ Joseph E. Kasputys      Director                     )    May 15, 1996
- -----------------------                                  )
Joseph E. Kasputys, Ph.D.                                )
                                                         )
                                                         )
/s/ L. Dennis Shapiro       Director                     )
- -----------------------                                  )
L. Dennis Shapiro                                        )
                                                         )
                                                         )
/s/ Steven M. Tritman       Director                     )
- -----------------------                                  )
Steven M. Tritman                                        )
                                                         )
                                                         )
/s/ Gordon C. Vineyard      Director                     )
- -----------------------                                  )
Gordon C. Vineyard, M.D.                                 )

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number        Description                                           Page
- -------       -----------                                           ----

   4.1 (1)    Articles of Organization of the Registrant,
              as amended                                            -

   4.2 (2)    By-Laws of the Registrant, as amended                 -

   5.1        Opinion of Hale and Dorr                             10

  23.1        Consent of Hale and Dorr (included in Exhibit 5.1)    -

  23.2        Consent of Coopers & Lybrand L.L.P.                  11

  24.1        Power of Attorney (included on the signature page of
              this Registration Statement)                          -


____________________
(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, filed May 27, 1983 (Registration No. 2-84060), as amended as set forth in the Registrant's Proxy Statement filed May 1, 1987 and incorporated herein by reference.

(2) Incorporated by reference from the Registrant's Form 10-K, filed April 1, 1991.